Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                              18 U.S.C. SECTION 1350
                              AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Western Massachusetts Electric Company (the Company) on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission (the Report), we, Cheryl W. Grise, Chief Executive Officer of the Company and John H. Forsgren, Executive Vice President and Chief Financial Officer of Northeast Utilities Service Company, agent for the Company, certify, pursuant to 18 U.S.C.
Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Cheryl W. Grise
    (Signature)
    Cheryl W. Grise
    Chief Executive Officer


/s/ John H. Forsgren
    (Signature)
    John H. Forsgren
    Executive Vice President and
    Chief Financial Officer of
    Northeast Utilities Service Company,
    as Agent for the Company


November 7, 2002